UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Target Hospitality Corp.

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2170 Buckthorne Place, Suite 440
The Woodlands, Texas 77380
www.targethospitality.com
April 7, 2021
Dear Fellow Stockholders:
You are cordially invited to attend the 2021 Annual Meeting of stockholders (the “Annual Meeting”) of Target Hospitality Corp., which will be held virtually on May 18, 2021, at 10:00 a.m., Central Time. You will be able to attend the Annual Meeting, vote, and submit your questions during the meeting via live webcast through the link www.virtualshareholdermeeting.com/THCORP2021. You will need the control number included with these proxy materials to attend the Annual Meeting. We adopted this technology in 2019 to expand access to the meeting, improve communications and impose lower costs on our stockholders, the company and the environment. We believe virtual meetings enable increased stockholder participation from locations around the world. Additionally, given the continued concerns around COVID-19, the virtual meeting format allows us to continue to proceed with the meeting while mitigating the health and safety risks to participants.
At the Annual Meeting, we will ask you to (i) elect three members of our board of directors and (ii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Stephen Robertson, James B. Archer and Joy Berry, current members of our board of directors, will stand for re-election at the Annual Meeting.
The matters expected to be acted upon, as well as instructions on how to vote your shares, are described in greater detail in the accompanying Notice of Annual Meeting and proxy statement.
Only stockholders of record at the close of business on March 22, 2021 are entitled to notice of and to vote at the Annual Meeting.
Your vote is important. If you hold your shares through a brokerage firm or bank, your brokerage firm or bank cannot vote your shares on the election of directors without specific instructions from you on how to vote. In order for your vote to be counted, please ensure to submit your vote to your brokerage firm or bank.
We appreciate the confidence you have placed in us through your investment in our company.
Sincerely,
Stephen Robertson
Chairman of the Board of Directors
2021 Proxy Statement

TARGET HOSPITALITY CORP.
Notice of Virtual Annual Meeting of Stockholders
Date	Time	Place
May 18, 2021	10:00 a.m. Central Time	www.virtualshareholdermeeting.com/THCORP2021 You will need the control number included with these proxy materials to attend the Annual Meeting.
Items of Business and Voting Recommendations:
Item of Business/Proposal		Board Voting Recommendation
Proposal 1	Elect as directors the three Class III nominees listed in this proxy statement to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified	FOR
Proposal 2	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	FOR
	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof	N/A
Postponements and Adjournments:
Any action on the items of business described above may be considered at the Annual Meeting, at the time and on the date specified above, or at any time and date to which the Annual Meeting may be properly postponed or adjourned.

Record Date:	Holders of record of our common stock as of the close of business on March 22, 2021 will be entitled to notice of, and to vote at, the Annual Meeting.
Voting:
Your vote is very important. Whether or not you plan to attend the Annual Meeting via live webcast, we hope you will vote as soon as possible. You can vote in person by attending the live webcast or by proxy. Registered holders may vote their shares by mail, while beneficial owners may vote by following the instructions provided by your broker, bank or other agent. See the “Information about the Virtual Annual Meeting and Voting” section for instructions on how to vote your shares.

By Order of the Board of Directors
Heidi D. Lewis
Executive Vice President, General Counsel & Secretary
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 18, 2021: this notice of annual meeting and proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2020 are available on our website at https://investors.targethospitality.com.
2021 Proxy Statement

We are sending you these proxy materials in connection with Target Hospitality’s solicitation of proxies, on behalf of its Board of Directors, for the 2021 Annual Meeting of stockholders. Distribution of these materials is scheduled to begin on April 7, 2021.
2021 Proxy Statement	1

BACKGROUND
Explanatory Note
Target Hospitality Corp. (“Target Hospitality”, the “company”, “we” or “us”) is a holding company. We have no direct operations, and our principal asset is our equity interest in Topaz Holdings LLC (“Holdings”), which is the owner of Arrow Bidco, LLC, which is the owner of each of Target Logistics Management, LLC (“Target”) and RL Signor Holdings, LLC (“Signor”) and each of their respective subsidiaries.
We are an “emerging growth company” under applicable federal securities laws, and therefore are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers (“NEOs”), or the frequency with which such votes must be conducted.
We will remain an emerging growth company until the earliest of  (i) the last day of the fiscal year in which we have total annual gross revenues of  $1.07 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of completion of our initial public offering, which we completed in January 2018; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period; or (iv) the date on which we are deemed to be a large accelerated filed under the Securities and Exchange Commission’s (“SEC”) rules.
2019 Business Combination
Platinum Eagle Acquisition Corp. (“Platinum Eagle”), our legal predecessor, was originally incorporated as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more target businesses. On March 15, 2019 (the “Combination Date”), we completed a transaction in which we acquired the businesses of Target and Signor (the “Business Combination”). In conjunction with the Business Combination:
•
we indirectly acquired Signor and Target and each of their respective subsidiaries for an aggregate purchase price of  $1.311 billion, of which $563,136,728 was paid in cash and the remaining $747,863,272 was paid in shares of our common stock, par value $0.0001 per share (our “common stock”);

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Arrow Holdings S.à r.l (“Arrow”) and Algeco Investments B.V. (“Algeco Investments”), which are investment holding companies controlled by TDR Capital LLP (“TDR Capital”), acquired a controlling interest in our voting securities. Arrow received 49,100,000 shares of our common stock and Algeco Investments received 25,686,327 shares of our common stock, in each case as partial consideration in the Business Combination; and

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our company changed its name to Target Hospitality Corp., reconstituted its Board of Directors (“Board”), and appointed new management. In reconstituting our Board, our former sponsor, Platinum Eagle Acquisition LLC (“PEAL”), and TDR Capital appointed all seven members of our Board pursuant to the terms of  (i) the agreement and plan of merger, dated as of November 13, 2018, as amended on January 4, 2019, by and among Platinum Eagle, Signor Merger Sub LLC, Holdings and Arrow, and (ii) the agreement and plan of merger, dated as of November 13, 2018, as amended on January 4, 2019, by and among Platinum Eagle, Holdings, Arrow Bidco LLC and Algeco Investments. Additional information regarding the Business Combination and the transactions related thereto is available in our Annual Report on Form 10-K filed with the SEC on March 22, 2021.

2	2021 Proxy Statement

PROXY SUMMARY
Proposals for Stockholder Action
	For More Information	Board Recommendation
Proposal 1: Election of three Class III Directors • Stephen Robertson • James B. Archer • Joy Berry	Page 19	✓ For
Proposal 2: Ratification of Independent Registered Public Accountants for 2021	Page 20	✓ For
Annual Meeting Information
Time and Date:	10:00 a.m. (CT) on May 18, 2021
Virtual Meeting:	Live webcast through the link www.virtualshareholdermeeting.com/THCORP2021
Record Date:	March 22, 2021
Voting Methods:
Requesting Copies of Materials:
Current and prospective investors can also access or order free copies of our Annual Report, proxy statement, Notice and other financial information through the Investor Relations section of our web site at www.targethospitality.com, by calling 832-702-8009 or by emailing Investor Relations Department, IR@TargetHospitality.com.

2021 Proxy Statement	3

2020 Company Performance
4	2021 Proxy Statement

Board Composition 2020
2021 Proxy Statement	5

Corporate Governance Highlights
6	2021 Proxy Statement

OUR BOARD
Our business and affairs are overseen by our Board, which currently consists of eight members. Set forth below are the biographies of each of our current directors.
Stephen Robertson	Principal Occupation and Business Experience
Non-Independent Director Chairman of the Board Since: 2019 Director Since: 2019 Director Class: III Term Expires: 2021 Age: 60
Mr. Robertson is a co-founder of TDR Capital, a London-based private equity firm with more than €8 billion of committed capital. As a founding partner, he is heavily involved in serving on numerous company boards and the firm’s strategic investment decisions, including acquisitions, capitalizations and monetizations. Prior to co-founding TDR in 2002, Mr. Robertson was managing partner at DB Capital Partners, where he helped build the European leveraged buyout arm of Deutsche Bank into a leading buyout firm in Europe. He also previously spent a year as managing director of European Leveraged Finance at Merrill Lynch and nine years as managing director of European Leveraged Finance at Bankers Trust.

Other U.S. Public Company Directorships in Last 5 Years • WillScot Mobile Mini Holdings Corp.
Key Qualifications and Skills

The Board believes that Mr. Robertson’s extensive board service and experience with mergers and acquisitions, private equity and leverage finance, together with his broad knowledge of our company and the industrial services industry, enable him to provide meaningful guidance to our Board.

James B. Archer	Principal Occupation and Business Experience
Non-Independent Director Director Since: 2019 Director Class: III Term Expires: 2021 Age: 50
Mr. Archer joined Target in 2009 as Chief Operating Officer and has been in his role as CEO of Target since 2014. With 25 years in the specialty rental and hospitality industries, Mr. Archer is a proven leader with a track record of success in executive management which began with GE Capital Modular Space and then Resun Leasing from 1994 — 2004 where he primarily served in Senior Leadership roles ranging from Senior Vice President, VP of Operations and VP of Sales, before holding COO positions at other specialty rental and manufacturing companies.

Key Qualifications and Skills

The Board believes that Mr. Archer’s insight into our company and industry from his role as our president and CEO, together with his leadership and business experience, enable him to provide meaningful guidance to our Board.

Joy Berry	Principal Occupation and Business Experience
Independent Director Director Since: 2020 Director Class: III Term Expires: 2021 Age: 63
Ms. Berry has over 35 years of experience across the hospitality and real estate industries. From 2015 to May 2020, Ms. Berry served as the Chief Operating Officer of Luxe Hotels & Luxe Collection hotels, a curated community of 4- and 5-star luxury properties around the world. She is also Co-Founder of Silver Lining Hospitality, a consulting company founded in 2014 focused on the acquisition, renovation and management of small, independent inns along the California Central Coast. Ms. Berry holds a Bachelor of Science in Business Administration from the University of Arizona.

Key Qualifications and Skills
The Board believes that Ms. Berry’s experience in operations for both hospitality and real estate enable her to provide meaningful guidance to our Board.
2021 Proxy Statement	7

Eli Baker	Principal Occupation and Business Experience
Independent Director Director Since: 2019 Director Class: I Term Expires: 2022 Age: 46
Mr. Baker is currently the President and CFO of Soaring Eagle Acquisition Corp. He was President, CFO and Secretary of Diamond Eagle Acquisition Corp. from March 2019 to April 2020 and was our President, CFO and Secretary prior to the Business Combination. Mr. Baker served as Double Eagle Acquisition Corp.’s vice president, general counsel and secretary from June 2015 through its business combination in November 2017. Mr. Baker was also a director of Silver Eagle from July 2014 through Silver’ Eagle’s business combination in March 2015. Mr. Baker is a co-founder and partner of Manifest Investment Partners, LLC, a growth equity/venture fund that focuses on early stage technology-enabled business where he has served since June 2016. Mr. Baker continues to be co-managing director and a partner in Hemisphere Capital Management LLC, a private motion picture and television finance company where he has been since 2009. Previously, Mr. Baker served as a principal at Grosvenor Park Investors from 2007 to 2009, a joint venture with Fortress Investment Group where he shared oversight over the special opportunity credit/debt funds in the media space. Mr. Baker is a former lawyer and has served in a legal affairs capacity at various companies in and out of the media business. Mr. Baker earned a Juris Doctor from the University of California at Hastings Law School and a Bachelor of Arts degree from the University of California, Berkeley. Mr. Baker is a member of the California State Bar.

Key Qualifications and Skills

The Board believes that Mr. Baker’s experience with mergers and acquisitions and capital raising, combined with his prior work as a lawyer advising on legal affairs for both public and private companies enable him to provide meaningful guidance to our Board.

Martin L. Jimmerson	Principal Occupation and Business Experience
Independent Director Director Since: 2019 Director Class: I Term Expires: 2022 Age: 57
Mr. Jimmerson is currently the CEO and CFO of NorAm Drilling Company, which owns and operates rigs for drilling of horizontal wells in the U.S. Mr. Jimmerson joined NorAm Drilling Company in January 2017 as CFO and Interim CEO. Prior to that, he served as the Senior Vice President and CFO and later the Interim CEO and President of RigNet, Inc., from 2006 to June 2016, a global technology company that provides communications services, applications, real-time machine learning, and cybersecurity solutions. Mr. Jimmerson worked for River Oaks Imaging & Diagnostic, LP, a company that provides full modality technical diagnostic services using magnetic resonance imaging and other diagnostic equipment, as their CFO from 2002 to 2005. Mr. Jimmerson received a bachelor’s degree in accounting from Baylor University.

Key Qualifications and Skills

The Board believes that through Mr. Jimmerson’s experience in senior executive positions, he brings significant knowledge of accounting, capital structures, finance, financial reporting, strategic planning and forecasting. Further, his experience qualifies him as an “audit committee financial expert.” He currently serves as the chair of the Audit Committee and, as the chair, he contributes significantly to the oversight of the integrity of our financial statements, internal controls and ethics and compliance functions thus enabling him to provide meaningful guidance to our Board.

Gary Lindsay	Principal Occupation and Business Experience
Non-Independent Director Director Since: 2019 Director Class: II Term Expires: 2023 Age: 41
Mr. Lindsay is a partner at TDR Capital LLP, a London-based private equity firm with more than €8 billion of committed capital. He has worked as a member of the firm’s investment team since 2008, and he is involved in the day-to-day management of several TDR Capital portfolio companies. Prior to joining TDR Capital LLP, Mr. Lindsay worked in the chemicals & industrials investment banking teams at both Citi and Bear Stearns in London and New York.
Other U.S. Public Company Directorships in Last 5 Years
•
WillScot Mobile Mini Holdings Corp.

Key Qualifications and Skills

The Board believes that Mr. Lindsay’s experience in acquiring, financing and developing companies (including the Algeco portfolio of companies), together with his experience with our company and the industrial services industry, enable him to provide meaningful guidance to our Board.

8	2021 Proxy Statement

Jeff Sagansky	Principal Occupation and Business Experience
Independent Director Director Since: 2018 Director Class: I Term Expires: 2022 Age: 69
Mr. Sagansky is a founding investor of both Flying Eagle Acquisition Corp. which was merged with Skillz Inc. in December of 2020 and Soaring Eagle Acquisition Corp. which went public in February of 2021.Mr. Sagansky also served as the CEO of Diamond Eagle Acquisition Corp. from May 2019 to April 2020 and was our CEO and Chairman prior to the Business Combination. Mr. Sagansky has been a director of WillScot Corporation since Double Eagle Acquisition Corp., WillScot Corporation’s predecessor company, was formed on June 26, 2015 and served as Double Eagle’s President and Chief Executive Officer from August 2015 until the consummation of its business combination in November 2017. Mr. Sagansky previously served as president of Silver Eagle Acquisition Corp. (July 2013-March 2015), a publicly-traded special purpose acquisition company that invested in Videocon d2h, a direct-to-home pay-television service provider in India, and president of Global Eagle Acquisition Corp. (2011-2013), a worldwide provider of media content, connectivity systems and operational data solutions to the travel industry.
Other U.S. Public Company Directorships in Last 5 Years
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WillScot Corp.

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Falcon Acquisition Corp.

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Global Eagle Entertainment Inc. (former)

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Scripps Networks Interactive, Inc. (former)

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Starz, Inc. (former)

Other Select Directorships
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Videocon d2H Limited (former)

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GoEuro Corporation

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Hemisphere Capital Management LLC

Key Qualifications and Skills

The Board believes Mr. Sagansky brings significant experience as an executive and director of growth-oriented public and private companies as chair of our Nominating and Corporate Governance Committee. His prior work on multiple business combinations, mergers and acquisitions and capital raising enable him to provide meaningful guidance to our Board.

Andrew Studdert	Principal Occupation and Business Experience
Independent Director Director Since: 2019 Director Class: II Term Expires: 2023 Age: 64
Mr. Studdert is currently the founder of Andrew P. Studdert & Associates, a private consultancy, focusing on finance, operations, technology, network security, and crisis management, that he established in 1994. In addition, from 2004 to April 2017, Mr. Studdert served as the Chairman and CEO of NES Rentals Holdings, Inc., a heavy equipment rental company sold to United Rentals, Inc. in April 2017. Prior to that, Mr. Studdert served as Chief Operating Officer and Executive Vice President of UAL Corporation and of its subsidiary, United Airlines, from 1999 to 2002. He also served as Senior Vice President, Fleet Operations from 1997 to 1999 and Chief Information Officer from 1995 to 1997 for United Airlines. Mr. Studdert holds a bachelor’s degree in history from San Francisco State University.
Other U.S. Public Company Directorships in Last 5 Years
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ALTA

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Cramo Plc (former)

Other Select Directorships
•
ModSpace (former)

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NES Rentals (former)

Key Qualifications and Skills

The Board believes that Mr. Studdert brings extensive utility, management and oversight experience, having served in executive management positions with various public companies. He also has a broad background in operations. He contributes significantly to the oversight responsibilities on matters relating to executive compensation and compensation strategy and serves as our Compensation Committee chair, thus enabling him to provide meaningful guidance to our Board.

2021 Proxy Statement	9

Board Structure
Our Board consists of eight members. It is divided into three classes (Class I, Class II, and Class III) with staggered three-year terms and one class of directors elected each year. The division of our Board into staggered classes may delay or prevent a change of control of our management or our company.
Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.
Director Nominations
Process for Nominating Directors
The Nominating and Corporate Governance Committee solicits and receives recommendations for potential director candidates from stockholders, management, directors and other sources. The Board will select nominees based on independence, reputation, integrity, diversity of experience and background, depth of business experience, familiarity with national and international business matters, familiarity with the company’s industry, other professional commitments, the ability to exercise sound judgment, and other relevant factors.

The Board values the full breadth of diversity of personal factors and professional characteristics and believes that board diversity of all types provides significant benefits to the company. The Board recently updated the Nominating and Corporate Governance Committee Charter to specifically focus on its desire to seek diverse Board membership that is representative of our business, stockholders, customers, and employees. In order to build and maintain a group of directors that provides effective oversight of the management of the company, the Nominating and Corporate Governance Committee considers the Board’s overall composition when considering director candidates, including whether the Board has an appropriate combination of varied professional experience, skills, knowledge, viewpoints and personal backgrounds in light of the company’s current and expected future needs.
Over the past year, members of the Nominating and Corporate Governance Committee have continued their outreach to potential director candidates with a diversity of personal factors and professional characteristics that could be valuable additions to our Board and have undertaken to include women and persons with ethnically or racially diverse backgrounds in each pool from which we select new director nominees. On May 20,2020, we announced the appointment of Joy Berry to our Board as a Class III Director. Our Board and Nominating and Corporate Governance Committee remain committed to actively seeking out candidates who strengthen the diversity of viewpoints on our Board.
Stockholder Nominations
The Nominating and Corporate Governance Committee considers unsolicited inquiries and director nominees recommended by stockholders in the same manner as nominees from all other sources. Recommendations should be sent to the Corporate Secretary at 2170 Buckthorne Place, Suite 440, The Woodlands, Texas 77380. Stockholders may nominate a director candidate to serve on the Board by following the procedures described in our bylaws.
10	2021 Proxy Statement

Deadlines for stockholder nominations for Target Hospitality’s 2022 annual meeting of stockholders are included in the “Stockholder Proposals and Director Nominations for the 2022 Annual Meeting” section on page 32.
Director Meeting Attendance
Board and Committee Meetings
Directors are expected to participate in (including through remote communications) all meetings of the Board and each Committee on which they serve.
In 2020, the Board and each Committee held the following number of meetings:
Director	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Total Meetings Held	5	4	5	3
Other Meetings
We regularly schedule executive sessions in which non-executive directors meet without the presence or participation of management, including our CEO.
Directors are generally expected to attend our annual stockholders meetings. At our 2020 Annual Meeting of Stockholders, 57% of our directors were in attendance.
Committees of the Board of Directors
Current Committee Membership
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Stephen Robertson		X(*)
Gary Lindsay			X(*)
Andrew Studdert	X	C	X
Jeff Sagansky	X		C
Eli Baker		X
Martin Jimmerson	C	X
Joy Berry		X	X
C- chair X- member
(*) Consistent with Nasdaq rule requirements, effective as of March 15, 2021, Mr. Robertson ceased being a member of our Compensation Committee and Mr. Lindsay ceased being a member of our Nominating and Corporate Governance Committee.
Each standing Committee of our Board operates under a written charter. The Committee charters are reviewed annually, and more frequently as necessary, to address any new rules or best practices relating to the responsibilities of the applicable Committee, or changes to such rules and best practices. The applicable Committee approves its own charter amendment and submits it to the Nominating and Corporate Governance Committee, which recommends action by the Board. All charter amendments are submitted to the Board for approval.
A copy of each Committee charter is available on our corporate website at
https://investors.targethospitality.com/governance/.
2021 Proxy Statement	11

Audit Committee
The Board has determined that each Audit Committee member is independent pursuant to the applicable rules of the SEC and Nasdaq. The Board has determined that each member of the Audit Committee possesses the necessary level of financial literacy required to enable him to serve effectively as an Audit Committee member, and more than one member qualifies as an “audit committee financial expert” within the meaning stipulated by the SEC including our designated Financial Expert, Martin L. Jimmerson. No Audit Committee member serves on more than three audit committees of public companies, including our Audit Committee.
The Audit Committee’s primary responsibilities are to monitor (i) the integrity of our financial reporting process and internal control system; (ii) the independence and performance of our independent registered public accounting firm; and (iii) the disclosure controls and procedures established by management. In discharging these responsibilities, the Audit Committee, among other things: selects, oversees and retains our independent registered public accounting firm; reviews and discusses the scope of the annual audit and written communications by our independent registered public accounting firm to the Audit Committee and management; oversees our financial reporting activities, including the annual audit and the accounting standards and principles we follow; approves audit and non-audit services by our independent registered public accounting firm and applicable fees; reviews and discusses our periodic reports filed with the SEC; reviews and discusses our earnings press releases and communications; oversees our internal audit activities; oversees our disclosure controls and procedures and reviews our internal controls over financial reporting; reviews and discusses risk assessment, including cybersecurity, and risk management policies and practices; oversees the administration of our Code of Business Conduct and Ethics and other ethics policies; reviews, discusses and approves insider and affiliated person transactions; and administers the policy with respect to the hiring of former employees of our independent registered public accounting firm. In addition, the Audit Committee performs an annual self-evaluation, reviews its charter and recommends changes to the to the Board for approval, and prepares the audit committee report required to be included in our annual proxy statement.
Compensation Committee
The Board has determined that all Compensation Committee members are non-employee directors and, except for Stephen Robertson, qualify as independent directors. In making its determination, the Board has considered all factors specifically relevant to determining whether a director has a relationship with the company that would materially impair the director’s ability to make independent judgments about executive officer compensation, including: (i) the source of such director’s compensation; (ii) any consulting, advisory or other compensatory fees paid by the company to the director; and (iii) any other affiliations the director has with the company and its affiliates, including engagements by clients that are companies or affiliates of companies for which members of the Compensation Committee serve as officers or directors. Stephen Robertson served as a non-independent member of the Compensation Committee pursuant to Nasdaq Rule 5605(d)(2)(B) due to his familiarity with the industry and the company’s subsidiaries’ historical executive compensation decisions, policies and practices, and, consistent with the requirements of this rule, Mr. Robertson ceased being a member of the Compensation Committee effective as of March 15, 2021.
The Compensation Committee and the Board solicit recommendations from our CEO and other officers regarding compensation matters, including the compensation of executive officers and key employees other than our CEO. They assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans, and strategic objectives, as well as their views on compensation programs and levels. Only members of the Compensation Committee vote on matters before that Committee.
The primary responsibilities of the Compensation Committee include: reviewing non-executive director compensation and recommending changes to the Board for approval; approving our CEO’s compensation; reviewing and approving the compensation of other executive officers; administering our equity-based compensation plans and approving awards thereunder; establishing objective performance goals, individual award levels and operative and subjective performance measures, and overseeing all aspects of executive officer incentive compensation; reviewing and approving employment, consulting and other contracts, or arrangements with present and former executive officers; reviewing the compensation disclosures in the annual proxy statement and annual report on Form 10-K filed with the SEC and discussing the disclosures with management; performing annual performance evaluations of our executive officers; performing an annual self-evaluation; overseeing the company’s human capital function, including as relates to culture, management development and diversity; reviewing its charter
12	2021 Proxy Statement

and recommending changes to the Board for approval; and submitting all equity-based compensation plans, executive officer compensation plans and material revisions to such plans to a vote of the Board, and to a vote of stockholders if required.
Compensation Consultant
Under its charter, the Compensation Committee is authorized to select, retain and direct the activities, and terminate the services, of compensation advisors, as well as approve fees and expenses of such advisors. The Compensation Committee retained Frederic W. Cook & Company (“FW Cook”) as its independent compensation consultant. The Compensation Committee periodically evaluates FW Cook’s independence from management, taking into consideration all relevant factors, including the independence factors specified in SEC regulations and Nasdaq listing rules.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee serves as, or has in the prior three years served as, one of our officers or employees at any time, except that Eli Baker served as our President, Chief Financial Officer and Secretary prior to the Business Combination. None of our executive officers serves as, or in the prior three years has served as, a member of the board or compensation committee of any other company that has an executive officer serving as a member of our Board or the Compensation Committee.
Nominating and Corporate Governance Committee
The Board has determined that all Nominating and Corporate Governance Committee members are non-employee directors and, except for Gary Lindsay, qualify as independent directors. Gary Lindsay served as a non-independent member of the Nominating and Corporate Governance Committee pursuant to Nasdaq Rule 5605(e)(3) due to his familiarity with the industry and the company’s subsidiaries’ historical corporate governance and nominations decisions, policies and practices, and, consistent with the requirements of this rule, Mr. Lindsay ceased being a member of the Nominating and Corporate Governance Committee effective as of March 15, 2021.
The primary responsibilities of the Nominating and Corporate Governance Committee include: identifying and qualifying the annual slate of directors for nomination by the Board; considering director candidates recommended by securityholders; assessing the independence of our directors; identifying and qualifying the candidates for Chairman of the Board and for membership and chairmanship of the Committees for appointment by the Board; identifying and qualifying candidates to fill vacancies occurring between annual meetings of stockholders for election by the Board; monitoring compliance with, and reviewing proposed changes to, our Corporate Governance Guidelines, the Committee charters, and other policies and practices relating to corporate governance for submission to the Board for approval; monitoring and reviewing responses to stockholder communications with non-management directors together with the Chairman of the Board; overseeing the process for director education and Board and Committee self-evaluations; overseeing the process relating to succession planning for our CEO and other executive officer positions; reviewing its charter and recommending changes to the Board for approval; and performing an annual self-evaluation.
As part of its consideration of director succession, the Nominating and Corporate Governance Committee will take into account the appropriate personal factors and professional characteristics required of board members, which may include diversity of race, ethnicity, gender, age, education, cultural background, business skills, financial literacy, demonstrated leadership, qualifications and professional experiences, and the extent to which the candidate would fill present and expected needs on the Board.
2021 Proxy Statement	13

Director Compensation
In 2020, the annual compensation package for our non-executive directors consisted of:
Position	Cash Amount	Restricted Stock (one year vesting)
Retainers
Non-Executive Chair	$250,000	$250,000
All Other Non-Executive Directors	$75,000	$100,000
Special Committee Member(1)	$12,500	—
Committee Chair Retainer
Audit Committee	$25,000	—
Compensation Committee	$25,000	—
Nominating and Corporate Governance Committee	$25,000	—
Special Committee(1)	$25,000	—
Other
Reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its committees and related activities, including director education courses and materials.

(1)
Members were compensated for their service on a special committee of the Board convened in November 2020.

As previously disclosed, effective April 1, 2020, we implemented the Director Retainer Reduction Equity Award Program (the “Director Retainer Program”) in light of strategic and operational changes and the economic volatility from the impact of COVID-19. Pursuant to the Director Retainer Program, we reduced the cash retainer paid to each non-employee director by 20% for the period from April 1, 2020 through December 31, 2020 and issued awards of restricted stock units (“RSUs”) to each non-employee director with a value equal to his or her reduced director fees, which awards vest on the dates that the reduced director fee payments would have been made. On October 1, 2020, we entered into agreements (the “Director Retainer Program Termination Agreements”) with each of our non-employee directors following the decision by the Compensation Committee to terminate the Director Retainer Program. Pursuant to the Director Retainer Program Termination Agreements, effective October 1, 2020, we recommenced payment of 100% of the director fees of each non-employee director, and each non-employee director agreed to forfeit RSUs awarded to him or her pursuant to the Director Retainer Program scheduled to vest on or after October 1, 2020.
We remain committed to ensuring that our compensation structure for our non-executive directors appropriately adjusts for varying levels of responsibilities and time commitments and that the overall annual compensation package enables us to attract and retain qualified and experienced individuals to serve as non-executive directors and to align our director’s interests with those of our stockholders.
14	2021 Proxy Statement

2020 Non-Executive Director Compensation Table
Name	Fees Earned or Paid in Cash(3)	Stock Awards(3)	All Other Compensation	Total
Stephen Robertson(1)	$225,000	$275,000	—	$500,000
Eli Baker	$67,500	$107,500	—	$175,000
Joy Berry(2)	$53,319	$106,162	—	$159,481
Martin L. Jimmerson	$105,000	$107,500	—	$175,000
Gary Lindsay(1)	$67,500	$107,500	—	$175,000
Jeff Sagansky	$92,500	$107,500	—	$175,000
Andrew Studdert	$117,500	$107,500	—	$175,000

(1)
In accordance with the internal policies of TDR Capital, fees and awards paid to Messrs. Robertson and Lindsay, in their capacity as non-executive directors, were transferred to an affiliate of TDR Capital.

(2)
Ms. Berry joined the Board on May 20, 2020.

(3)
Pursuant to the Director Retainer Program, we reduced the cash retainer paid to each non-employee director by 20% for the period from April 1, 2020 through December 31, 2020 and issued awards of RSUs to each non-employee director with a value equal to his or her reduced director fees, which awards vested on the dates that the reduced director fee payments would have been made. On October 1, 2020, we entered into the Director Retainer Program Termination Agreements with each of our non-employee directors following the decision by the Compensation Committee to terminate the Director Retainer Program and recommenced payment of 100% of the director fees of each non-employee director, and each non-employee director agreed to forfeit RSUs awarded to him or her pursuant to the Director Retainer Program scheduled to vest on or after October 1, 2020.

Board Election & Leadership Structure
Directors are elected by a plurality of the votes cast for such director. As detailed further below, if an incumbent director does not receive a greater number of  “for” votes than “withheld” votes, then such director must tender his or her resignation to the Board for its consideration.
The Board’s policy is that the Chairman of the Board is a non-employee director. The Nominating and Corporate Governance Committee and the Board believe that this leadership structure is the most appropriate one for the company at this time, as it allows our CEO to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing the Chairman to focus on leading the Board, providing its advice and counsel to the CEO, and facilitating the Board’s independent oversight of management.
The Board’s Role in Risk Oversight
The Board oversees the risk management of our company. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. The Board administers its oversight of our material risks directly through the Board as a whole, as well as through the committees of Board. The Audit Committee, in addition to overseeing financial report and control risks, is responsible for reviewing and discussing risk assessment and risk management policies and practices. Further, the Audit Committee receives regular updates on cybersecurity risks from management and reviews how we are executing against our cybersecurity framework. From time to time, the Audit Committee may receive updates on efforts regarding data loss prevention, regulatory compliance, data privacy, threat and vulnerability management, cyber-crisis management, or other topics, as applicable. The Board’s other committees also assist the oversight function of the Board by addressing risks related to the relevant committee’s particular area of concentration. For example, the Compensation Committee oversees risks related to our executive compensation plans and arrangements and in doing so considers gender and other protected groups pay equality. The Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board and potential conflicts of interest.
Each committee reports on discussions of the applicable risks to the Board during the committee reports portion of each meeting of the Board, as appropriate. The Board considers each committee’s report, and incorporates the insight provided by the reports into its overall risk management analysis.
2021 Proxy Statement	15

Duties & Responsibilities of Chairman
•
Presides at all meetings of the Board

•
Encourages and facilitates active participation of all directors

•
Serves as a liaison between the non-executive directors and our CEO

•
Approves Board meeting materials for distribution

•
Approves Board meeting schedules and agendas

•
Has the authority to call meetings of the directors

•
Leads the Board’s annual evaluation of our CEO

•
Monitors and coordinates with management on corporate governance issues and developments

Corporate Governance Guidelines
Our Board has adopted Amended and Restated Corporate Governance Guidelines that reflect its commitment to oversee the effectiveness of policy and decision-making at the Board and management level, with a view to enhancing stockholder value over the long-term. Our Corporate Governance Guidelines are available online at https://investors.targethospitality.com/governance.
Majority Voting Policy
An incumbent director who receives a greater number of votes “withheld” from his or her election than votes “for” such election in an uncontested election shall, within five days following the certification of the election results, tender his or her written resignation to the Chair of the Board for consideration by the Corporate Governance Committee. The Corporate Governance Committee shall consider such resignation and, within 45 days following the date of the stockholder meeting at which the election of directors occurred, shall make a recommendation to the Board concerning the acceptance or rejection of such resignation.
Following the Board’s decision on the Corporate Governance Committee’s recommendation, the company, within four business days after such decision is made, shall publicly disclose, in a Form 8-K filed with the SEC, the Board’s decision, together with an explanation of the process by which the decision was made and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.
Codes of Business Conduct & Ethics
Our Board has adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which supplements our Code of Business Conduct and Ethics and applies to our CEO, principal financial officer, principal accounting officer and controller. Copies of the Code of Business Conduct and Ethics and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers are available online at https://investors.targethospitality.com/governance. If the Board grants a waiver under our Code of Business Conduct and Ethics to any director, executive officer or senior financial officer, or we make any substantive amendment to the Code of Business Conduct and Ethics or grant any waiver thereunder to a covered officer, we will promptly disclose the nature of the applicable waiver or amendment on our website.
Prohibition against Hedging and Pledging
Pursuant to our Corporate Governance Guidelines, Directors and Section 16 officers should not speculate or hedge their interests in our stock. Therefore, Directors and Section 16 officers are prohibited from entering into any derivative transactions in our stock, including any short sale, forward, equity swap, option or collar that is based on the company’s stock price. Notwithstanding such prohibition, certain transactions may be authorized if determined by the Board to be in the best interests of the company. Further, directors and officers shall not, directly or indirectly, pledge, hypothecate, or otherwise encumber our securities as collateral for indebtedness or any other obligation. This prohibition includes, but is not limited to, holding such securities in a margin account.
Stock Ownership Guidelines
We have stock ownership guidelines for directors, members of the executive management team and other officers. We believe that a significant ownership stake by directors and officers leads to a stronger alignment of interests between directors, officers and stockholders. These guidelines, which were developed with the assistance of an independent compensation consultant, support our corporate governance focus and provide further alignment of interests among our directors and executive officers and stockholders.
16	2021 Proxy Statement

These guidelines establish the ownership requirements of shares of the company’s common stock determined as a multiple of  (i) with respect to non-employee directors, a director’s annual cash retainer (excluding the additional annual cash retainer for leadership positions) and (ii) with respect to the executive officers, an executive’s base salary. The ownership target requirements by the covered individual’s position are as follows:
Position	Share Ownership Guideline
Non-Employee Director	5 times
Chief Executive Officer (“CEO”)	5 times
Chief Financial Officer (“CFO”) and Chief Commercial Officer (“CCO”)	3 times
Section 16 Officers, other than the CEO, CFO and CCO	2 times
Subject to the discretion of the Compensation Committee, a covered individual’s failure to meet or show sustained progress toward meeting the applicable ownership guideline may result in an obligation to refrain from the sale (other than for taxes) of certain percentages of stock attained through company equity awards. The shares counted for purposes of our officers’ common stock ownership guidelines include shares owned outright, RSUs, stock options (vested, in-the-money), and other share based equivalents that we may use from time to time.
Diversity and Inclusion
Diversity and inclusion are an important part of who we are and are supported at all levels of the company. We are passionate about building a diverse workforce and realizing the benefits that come from sharing a variety of perspectives. Our approach to diversity and inclusion is comprehensive. With support from the Board and executive team, the company drives its diversity and inclusion initiatives through many efforts. The initiatives are operationalized through five core elements: (1) senior management’s endorsement of and alignment with the programs; (2) a data strategy to establish metrics, goals and accountability; (3) increasing diversity in the talent pipeline and our hiring; (4) creating an inclusive work environment; and (5) a strategy for transparent communications. Although we know there is more work to be done, we are proud of the progress that we have made.
Over the past year, members of the Nominating and Corporate Governance Committee have continued their outreach to potential director candidates with a diversity of personal factors and professional characteristics that could be valuable additions to our Board. Our Board and Nominating and Corporate Governance Committee remain committed to actively seeking out candidates who strengthen the diversity of viewpoints on our Board and have undertaken to include women and persons with ethnically or racially diverse backgrounds in each pool from which we select new director nominees. Evidencing this commitment to diversity and inclusion, on May 20, 2020, we announced the appointment of Ms. Joy Berry to our Board as a Class III Director.
As of December 31, 2020, women constituted 43% of our workforce and self-identified racial or ethnic minorities represented 70% of our workforce.
Board Evaluation Process
Each year, the Board expects to conduct a rigorous annual self-evaluation to help determine whether the Board and its committees are functioning effectively. The Nominating and Corporate Governance Committee oversees this process. The self-evaluation process solicits input from the directors regarding the performance and effectiveness of the Board, the Committees and the individual directors, and provides an opportunity for directors to identify areas for improvement. The Nominating and Corporate Governance Committee reviews the results and feedback from the self-evaluation process and makes recommendations for improvements, as appropriate.
Director Independence
Nasdaq listing rules require a majority of our Board to be independent. An “independent director” is defined as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
2021 Proxy Statement	17

Our Board annually makes an affirmative determination regarding the independence of each director based upon the recommendation of the Nominating and Corporate Governance Committee and pursuant to the standards in our Corporate Governance Guidelines. Applying these standards, the Board has affirmatively determined that Messrs. Baker, Jimmerson, Sagansky and Studdert and Ms. Berry are “independent directors.”
In making this determination, the Board considered the following factors, among others: the ownership positions and contractual arrangements of our Board members and their affiliates with our company; the corporate governance and other policies adopted by the Board to help avoid conflicts and potential conflicts of interest; the contractual arrangements and annual payments between our company and other companies upon which our directors also serve as directors; and, the alignment of the long-term interests of the stockholders that appointed our Board members with the long-term interests of our other stockholders. Messrs. Robertson and Lindsay are founding partner and partner, respectively, of TDR Capital, the beneficial owner of a majority of the outstanding shares of our common stock. Due to TDR Capital’s majority ownership, the Board believes it cannot affirmatively determine such directors are “independent” as defined by the rules and regulations of Nasdaq.
Communication with the Board
Stockholders, employees and other interested parties may communicate with any of our directors, our Board as a group, our independent directors as a group or any Board committee as a group by sending such communications to the Corporate Secretary to be forwarded to the Chairman of the Board. The Corporate Secretary may respond directly or redirect any such communication to another department of the company for an appropriate response if, in the discretion of the Corporate Secretary, such a direct response is more appropriate. The Corporate Secretary may also ignore any communication that she determines to be of a commercial or frivolous nature or otherwise inappropriate for Board consideration.
18	2021 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS
PROPOSAL SNAPSHOT

What Am I Voting On?
Stockholders are being asked to elect the three Class III director nominees named in this proxy statement for a three-year term.
Voting Recommendation:
FOR the election of each of the Board’s director nominees.

Nominees
The Board has nominated the three individuals below to stand for election for a three-year term expiring at the annual meeting of stockholders in 2024:
•
Stephen Robertson

•
James B. Archer

•
Joy Berry

If a nominee is unable to serve, the Board may identify a substitute nominee or nominees. If that occurs, all valid proxies will be voted for the election of the substitute nominee or nominees designated by the Board. Alternatively, the Board may determine to keep a vacancy open or reduce the size of the Board. Messrs. Robertson and Archer and Ms. Berry are each presently Class III directors of our company. Biographical information about each of our directors, including Messrs. Robertson and Archer and Ms. Berry is contained in the section above. At the Annual Meeting, three directors will be elected to our Board.
2021 Proxy Statement	19

PROPOSAL 2 — RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL SNAPSHOT

What Am I Voting On?
The Board seeks an indication from stockholders of their approval or disapproval of the Audit Committee’s appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
Voting Recommendation:
FOR the ratification of our independent registered public accounting firm.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the company’s independent auditor. Ernst & Young LLP (“EY”) has been our independent auditor since April 26, 2019. The Audit Committee believes that the retention of EY to serve as the company’s independent auditor for 2021 is in the best interests of the company and its stockholders. If the appointment of EY is not approved by our stockholders, the Audit Committee will consider whether it is appropriate to select another independent auditor.
On April 26, 2019, the Audit Committee approved the engagement of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2019, effective April 26, 2019. During our fiscal years ended December 31, 2017 and December 31, 2018 and the subsequent interim period through April 26, 2019, neither we, nor anyone on our behalf consulted with EY, on behalf of us, regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement,” or a “reportable event,” as defined by SEC rules.
During our fiscal years ended December 31, 2019 and December 31, 2020, neither we, nor anyone on our behalf consulted with EY, on behalf of us, regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement,” or a “reportable event,” as defined SEC rules.
EY representatives will be present at the Annual Meeting and will have the opportunity to make a statement and respond to questions.
Audit Fees & Approval Process
The Audit Committee pre-approves all audit and non-audit services to be performed by the independent auditors in compliance with the Sarbanes-Oxley Act and the SEC rules regarding auditor independence. These services may include audit services, audit-related services, tax services and all other services. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee or require the specific pre-approval of the Audit Committee. Unless a type of service has received general pre-approval, it will require specific pre-approval if it is to be provided by EY.
Fees for all services to be provided by EY are approved by the Audit Committee. Any proposed fees exceeding these levels or amounts require specific advanced approval by the Audit Committee. The Audit Committee may delegate either type of approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated to its Chair the authority to approve any permissible non-audit services with a fee of  $50,000 or less.
20	2021 Proxy Statement

Independent Registered Public Accounting Firm Fee Information
Fees for professional services provided by our independent auditor included the following:
Fees:	Ernst & Young LLP
	2019	2020
Audit(1)	1,233,702(2)	$980,000
Audit-Related	$0	$0
Tax	$0	$0
All Other	$0	$0

(1)
Audit fees include, without limitation, fees billed for professional services rendered for the audit of annual financial statements, including certain required statutory audits; the review of interim financial statements; acquisitions; and comfort letters and consents.

(2)
Includes $53,037 for comfort letter procedures performed in 2019 prior to the closing of the Business Combination.

Audit Committee Report
The Audit Committee is composed of three directors, all of whom meet the independence standards of Nasdaq, the SEC and our Corporate Governance Guidelines, and operates under a written charter adopted by the Board.
Management is responsible for the company’s internal controls and the financial reporting process. EY, acting as independent auditor of the company, is responsible for performing an independent audit of the company’s consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee discussed with EY the overall scope and execution of the independent audit and reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with EY other matters required by PCAOB auditing standards.
EY provided to the Audit Committee the written communications required by applicable standards of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and the Audit Committee discussed EY’s independence with management and the auditors. The Audit Committee also considered whether the provision of other non-audit services by EY to the company is compatible with maintaining independence.
The Audit Committee concluded that the independent auditors’ independence had not been impaired.
Based on the reviews and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2020.
By the members of the Audit Committee as of March 23, 2021 consisting of:
Jeff Sagansky	Martin L. Jimmerson (Chairman)	Andrew Studdert
The information contained in the “Audit Committee Report” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the company under the Exchange Act or the Securities Act of 1933, as amended, unless and only to the extent that the company specifically incorporates it by reference.
2021 Proxy Statement	21

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of March 22, 2021:
Name	Age	Position(s)
James B. Archer	50	President, Chief Executive Officer, and Director
Eric T. Kalamaras	47	Executive Vice President and Chief Financial Officer
Troy C. Schrenk	46	Chief Commercial Officer
Heidi D. Lewis	48	Executive Vice President, General Counsel, and Secretary
Jason Vlacich	43	Chief Accounting Officer
James B. Archer’s biography is set forth under the heading “Our Board” above.
Eric T. Kalamaras serves as our Executive Vice President and Chief Financial Officer. In this role, he is responsible for all strategic financial and administrative operations of the company. Mr. Kalamaras joined Target Hospitality in September 2019. Mr. Kalamaras previously served from 2016 to August 2019 as Executive Vice President & Chief Financial Officer of American Midstream Partners, L.P., a formerly-New York Stock Exchange listed natural gas midstream company. From 2013 to 2016, Mr. Kalamaras served as Executive Vice President & Chief Financial Officer for Azure Midstream Holdings, LLC & Azure Midstream Partners, L.P., two companies overseeing midstream energy assets. Mr. Kalamaras holds an MBA from Wake Forest University and a bachelor’s degree in business administration from Central Michigan University.
Troy C. Schrenk serves as our Chief Commercial Officer. In this role, he is responsible for commercial strategy, business development and marketing of the company. Mr. Schrenk joined Target in 2012 as Senior Vice President and has been in his current role since October 2018. With nineteen years in modular manufacturing, specialty rentals, home building and real estate development, Mr. Schrenk is a proven commercial leader with a track record of success in sales and growth management which began with Fortune 500, Centex Homes from 2000 — 2005 as Area Sales Manager, Director of Sales and VP of Sales and Marketing before holding similar positions at several other homebuilding, specialty rental and manufacturing companies. Mr. Schrenk holds an MBA from Boise State University and a bachelor’s degree in sociology from George Fox University.
Heidi D. Lewis serves as our Executive Vice President, General Counsel and Secretary. In this role, she is responsible for leading the company’s legal, compliance, human resources, and corporate secretary functions. Ms. Lewis joined Target in January 2019. She has twenty years of legal experience in capital markets and securities, IPOs, mergers and acquisitions, board advisement, corporate governance, and corporate law. Prior to joining Target, she was Corporate and Commercial Counsel and Assistant Secretary at Bristow Group Inc. (NYSE: BRS) from July 2018 to January 2019, where she executed on M&A, governance, capital markets and corporate transactions. Prior to that, Ms. Lewis was the Vice President, Group General Counsel and Assistant Secretary at Dynegy Inc. (NYSE: DYN) (now Vistra Energy Group (NYSE: VST)), from 2013 until June 2018, where she led the company’s corporate legal group with her expertise in SEC and NYSE regulations and requirements. Ms. Lewis joined Dynegy in 2006, as a corporate counsel. Ms. Lewis began her legal career at King & Spalding LLP and Akin Gump Strauss Hauer & Feld LLP. Ms. Lewis holds a Juris Doctor from the University of Houston Law Center, a master’s degree from Northern Illinois University and a bachelor’s degree from Colorado State University.
Jason Vlacich serves as our Chief Accounting Officer. In this role, he is responsible for Target’s accounting, business applications and tax functions. Mr. Vlacich joined Target in October 2018. He has over twenty years of experience in public accounting, hospitality accounting and finance. Prior to joining Target, he was the Chief Accounting Officer at Highgate Hotels, L.P., a third-party hotel management company, in their Irving, Texas corporate office from 2012, where he oversaw the company’s corporate accounting department and global accounting services platform and led the company’s domestic and European accounting expansion and centralization as well as implementation of global accounting systems. Prior to that, Mr. Vlacich was Senior Audit Manager at PricewaterhouseCoopers, LLP’s Dallas, Texas office, from 2008 to 2012, where he serviced public and private companies across multiple industries with a heavy concentration in the hospitality industry. He also worked in the Hartford, Connecticut and Orlando, Florida offices of PricewaterhouseCoopers, LLP during his tenure with the firm. Mr. Vlacich has several years of additional industry experience with General Electric (GE Asset Management) and Siemens in financial reporting, Sarbanes-Oxley compliance and corporate accounting roles. Mr. Vlacich holds a bachelor’s degree in Accountancy from Bentley College and is a Certified Public Accountant in the State of Texas.
22	2021 Proxy Statement

EXECUTIVE COMPENSATION
We are an “emerging growth company,” as defined in Section 101(a)(19)(C) of the JOBS Act. As an emerging growth company, we are not required under SEC rules to include a Compensation Discussion and Analysis section or Compensation Committee Report in this proxy statement. We have elected to comply with these reduced compensation disclosure requirements, as permitted under the JOBS Act.
Summary Compensation Table
The following table shows, for the fiscal years ended December 31, 2020 and 2019, compensation awarded or paid to, or earned by, our CEO, CFO and the next highly paid individual, our NEOs, as of December 31, 2020.
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards(5) ($)	Option Awards(6) ($)	Non-Equity Incentive Plan Compensation(7) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(8) ($)	Total ($)
James B. Archer President and Chief Executive Officer	2020	$259,385(3)(4)	—	$814,167	$500,001	$658,350	—	$32,878	$2,264,781
	2019	$261,538(3)	$16,500,000(5)	$800,010	$500,001	$798,000	—	$36,000	$18,895,549
Eric T. Kalamaras(2) Executive Vice President and Chief Financial Officer	2020	$373,500(4)	—	$341,500	$300,000	$265,562	—	$34,840	$1,315,403
	2019	$134,077	$93,187	$800,005	$300,001	$117,583	—	$17,382	$1,462,235
Troy C. Schrenk Chief Commercial Officer	2020	$180,000(4)	—	$120,000	$100,000	$112,500	—	$338,593	$851,093
	2019	$191,346	$59,996	$350,004	$350,002	$150,000	—	$1,071,946	$2,173,294

(1)
Jeff Sagansky served as our CEO and Chairman from December 2017 until the consummation of the Business Combination on March 15, 2019, and Eli Baker served as our President, CFO and Secretary from July 2017 until the consummation of the Business Combination on March 15, 2019. These former NEOs are omitted from the table because they did not receive any compensation from us in 2019. Reported amounts include payments made by Target prior to the consummation of the Business Combination. Messrs. Archer and Schrenk each became a NEO upon consummation of the Business Combination.

(2)
Mr. Kalamaras was appointed Executive Vice President and Chief Financial Officer effective September 3, 2019.

(3)
Mr. Archer elected to receive his salary for July 1 — December 31, 2019 in the form of shares of our common stock. He also elected to receive his salary for January 1 — July 31, 2020 in the form of shares of our common stock. Values for the salary replacement RSUs are included under Stock Awards as detailed in Note 6 below.

(4)
Effective April 1, 2020, we implemented the Salary Reduction Equity Award Program (the “Salary Retainer Program”) in light of strategic and operational changes and the economic volatility from the impact of COVID-19. Pursuant to the Salary Retainer Program, we reduced the cash salary paid to officers including each NEO by 20% for the period from April 1, 2020 through December 31, 2020. On October 1, 2020, we entered into agreements (the “Salary Retainer Program Termination Agreements”) with each officer including our NEOs following the decision by the Compensation Committee to terminate the Salary Retainer Program. Pursuant to the Salary Retainer Program Termination Agreements, effective October 1, 2020, we recommenced payment of 100% of the salary of each officer, including the NEOs, and each officer agreed to forfeit RSUs awarded to him or her pursuant to the Salary Retainer Program scheduled to vest on or after October 1, 2020.

(5)
Includes bonus paid for consummation of the Business Combination and other payments under legacy agreements

(6)
The amounts shown under “Stock Awards” for 2019 and 2020 reflect the aggregate grant date fair value for RSUs calculated in accordance with FASB ASC Topic 718. The amounts shown under “Option Awards” for 2019 and 2018 reflect the aggregate grant date fair value for options (using the Black Scholes valuation model) calculated in accordance with FASB ASC Topic 718. Please read the discussion of the assumptions used in such valuation in Note 23 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020. Amounts for 2020 include issued awards of RSUs to each NEO with a value equal to his reduced salary of  $314,167, $41,500 and $20,000 for Messrs. Archer, Kalamaras and Schrenk, respectively, which ratably vested on a monthly basis for the period of the Salary Retainer Program.

(7)
The amounts shown under “Non-Equity Incentive Plan Compensation” for 2019 and 2020 reflect cash bonuses awarded under the company’s short term incentive plan. The 2019 incentive payments were earned in 2019 and paid in March 2020 and the 2020 incentive payments were earned in 2020 and paid in March 2021.

2021 Proxy Statement	23

(8)
Amounts in this column are detailed in the table below:

Name and Principal Position	Year	Commission	Health Reimb. (a)	Auto Allowance (b)	Personal Vehicle Company Car(c)	Car Service (d)	401K Match (e)	Total All Other Comp.
James B. Archer President & CEO	2020	—	$18,397	—	$12,403	—	$2,078	$32,878
	2019	—	$9,357	—	$14,874	—	$11,769	$36,000
Eric T. Kalamaras EVP & CFO	2020	—	$12,969	$14,400	—	—	$7,471	$34,840
	2019	—	—	$4,984	—	$12,398	—	$17,382
Troy C. Schrenk CCO	2020	$317,183	$13,014	—	$6,486	—	$1,910	$338,593
	2019	$1,062,000	$8,216	—	—	—	$1,730	$1,071,946

(a)
Our executive officers participate in our broad-based employee welfare plans, including medical, dental and vision insurance.

(b)
Mr. Kalamaras receives an auto allowance of  $1,200/month per his employment agreement.

(c)
Represents the aggregate incremental cost to the company of personal use of a company vehicle.

(d)
Car Service was provided for approximately 6 weeks in 2019 to Mr. Kalamaras following a personal injury.

(e)
401(k) match is for the 401(k) plan contribution provided to all employees who participate in the 401(k) plan.

24	2021 Proxy Statement

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table presents certain information concerning equity awards held by our CEO, CFO and the next highly paid individual as of December 31, 2020. The table does not include information regarding equity based awards related to 2020 performance that were or may be granted to the NEOs in 2021. The vesting schedules for each type of award are described in the footnotes to the table, and the vesting date for each award can be determined by referring to the grant date for each award in the table.
Name and Principal Position	Grant Date	Option Awards					Stock Awards
		Number of securities underlying unexercised options exercisable(1) (#)	Number of securities underlying unexercised options unexercisable(1) (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(2) ($)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested ($)
James B. Archer President and Chief Executive Officer	3/4/2020	—	396,826	—	$4.51	3/4/2030	107,067	$169,166	—	—
	5/21/2019	37,425	112,276	—	$10.83	5/21/2029	34,627	$54,711	—	—
Eric T. Kalamaras Executive Vice President and Chief Financial Officer	3/4/2020	—	238,096	—	$4.51	3/4/2030	64,240	$101,499	—	—
	9/3/2019	42,857	128,572	—	$6.14	9/3/2029	36,645	$57,899	—	—
Troy C. Schrenk Chief Commercial Officer	3/4/2020	—	79,365	—	$4.51	3/4/2030	21,414	$33,834	—	—
	5/21/2019	26,197	78,594	—	$10.83	5/21/2029	24,239	$38,298	—	—

(1)
Stock Options have a four-year ratable vesting schedule, with 25% vesting each year starting on the anniversary grant date.

(2)
The market value of the RSUs is based on the closing market price of our common stock on December 31, 2020 of  $1.58.

Potential Payments Upon Termination or Change in Control
Each of Messrs. Archer, Kalamaras and Schrenk are party to certain employment agreements with the company which provide that in the event of a change of control, if such individual’s employment is terminated other for cause or by the relevant NEO for good reason within 12 months of such change of control, all unvested time-based equity awards shall vest in full. Messrs. Archer, Kalamaras and Schrenk’s employment agreements also provide for other severance benefits, the terms of which are described below under the heading “Employment Agreements.”
Equity Compensation Plan Information
On March 6, 2019, our stockholders approved the Target Hospitality Corp. 2019 Incentive Award Plan (the “Incentive Plan”) in connection with the Business Combination. The Incentive Plan is administered by the Compensation Committee. Under the Incentive Plan, the Compensation Committee may grant an aggregate of 4,000,000 shares of common stock in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, and performance compensation awards.
2021 Proxy Statement	25

As of December 31, 2020, 3,624,063 securities had been granted under the Incentive Plan.
Plan Category	Common shares to be issued upon Exercise of Outstanding Options and Restricted Stock Units (a)	Weighted Average Exercise Price of Outstanding Options and Restricted Stock Units (b)	Common Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in the first column in this table) (c)
Equity compensation plans approved by Target Hospitality stockholders(1)	2,767,897	$6.11	879,354
Equity compensation plans not approved by stockholders	—	—	—
Total	2,767,897	$6.11	879,354

(1)
The number of common shares reported in Column (a) excludes shares associated with grants that were that were withheld for tax liabilities and grants forfeited or expired on or before December 31, 2020, as shares associated with grants that were withheld for tax liabilities and forfeited and expired grants are available for reissuance under the Plan. The amounts and values in Column (a) comprises 1,124,762 RSUs at a weighted average grant price of  $4.21, and 1,643,135 stock options at a weighted average exercise price of  $6.11. For additional information on the awards outstanding under the Incentive Plan, see Note 23 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020.

Employment Agreements
The employment arrangements we have with our NEOs are summarized below.
James B. Archer, President and Chief Executive Officer
In connection with the Business Combination, Target entered into an employment agreement with Mr. Archer. The agreement provides for an initial employment term of 36 months, with automatic successive one year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable. Mr. Archer’s agreement provides for an annual base salary of  $600,000, subject to increases approved by the Board, which he may elect to receive in whole in the form of restricted stock units under the Incentive Plan. Mr. Archer’s agreement provides for an annual cash performance bonus target of 133% of annual base salary and a long term incentive annual equity award with a target grant value of  $1,000,000 (the grant value may be more or less than this amount and is determined annually by the Compensation Committee). For the 2020 fiscal year, Mr. Archer received salary of  $660,000 and an equity award under the Incentive Plan of  $1,000,000 — of 50% time-vested options and 50% restricted stock vesting ratably over four years. Mr. Archer’s agreement also includes a 12 month non-competition and non-solicitation provision.
If Mr. Archer’s employment is terminated other than for cause or with good reason, he will be entitled to 12 months base salary plus a pro-rata bonus for the year of termination, based on actual performance plus accrued and unpaid benefits and health insurance continuation for the severance period. In the event of a change of control, if Mr. Archer is terminated other than for cause or by Mr. Archer for good reason within 12 months of such change of control, he will be entitled to 150% of his base salary and his target annual bonus, as well as a lump sum payment of the costs that would be incurred by him for continued health insurance coverage during the severance period and vesting of any unvested time-based equity awards.
Eric T. Kalamaras, Executive Vice President and Chief Financial Officer
In connection with Mr. Kalamaras’ appointment as Executive Vice President and Chief Financial Officer, Mr. Kalamaras entered into an employment agreement with Target, which provides for an initial employment term of 36 months from September 3, 2019 with automatic successive one year extensions. after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable. Mr. Kalamaras’ agreement provides for an annual base salary of $415,000, subject to annual increases, which he may elect to receive in whole in the form of restricted stock units under the Incentive Plan; provided, however, that, such an election may not be made with respect to the first year of the employment period. Mr. Kalamaras’ agreement provided for a one time sign-on bonus of  $93,187 to be paid in equal installments on the 6 and 12 month anniversaries of Mr. Kalamaras’ employment with the company and a
26	2021 Proxy Statement

one-time legacy retention buyout equity award under the Incentive Plan having a grant value of  $500,000 in the form of restricted stock units that vested on March 15, 2020. Mr. Kalamaras’ agreement provides for an annual cash performance bonus target of 85% of annual base salary and a long term incentive annual equity award with a target grant value of  $600,000. For the 2020 fiscal year, Mr. Kalamaras received an equity award under the Incentive Plan of  $600,000 — of 50% time-vested options and 50% restricted stock vesting ratably over four years. The Employment Agreement also includes a 12 month non-competition and non-solicitation provision.
If Mr. Kalamaras’ employment is terminated other than for cause or good reason, he will be entitled to 12 months base salary plus a pro-rata bonus for the year of termination based on actual performance plus accrued and unpaid benefits plus a payment for costs that would be incurred for continued health insurance coverage during the severance period and continued vesting of any unvested awards granted to Mr. Kalamaras under the Incentive Plan during the severance period if such awards would have vested had he remained employed during the severance period. In the event of a change of control, if Mr. Kalamaras is terminated other than for cause or by Mr. Kalamaras with good reason within 12 months of such change of control, he will be entitled to 100% of his base salary and his target annual bonus, as well as a lump sum payment of the costs that would be incurred by him for continued health insurance coverage during the severance period and vesting of any unvested time-based equity awards.
Troy Schrenk, Chief Commercial Officer
In connection with the Business Combination, Target entered into an employment agreement with Mr. Schrenk, which was subsequently amended on February 25, 2021. The agreement provides for an initial employment term of 36 months, with automatic successive one year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable. Mr. Schrenk’s agreement, as amended, provides for an annual base salary of $350,000, which he may elect to receive in whole in the form of restricted stock units under the Incentive Plan. Under the terms of Mr. Schrenk’s amended agreement, he is no longer entitled to receive quarterly commission payments. Mr. Schrenk’s amended agreement provides for an annual cash performance bonus target of 85% of annual base salary and a long term incentive annual equity award with a target grant value of  $400,000 (the grant value may be more or less than this amount and is determined annually by the Compensation Committee). For the 2020 fiscal year, Mr. Schrenk received an equity award under the Incentive Plan of  $200,000 — of 50% time-vested options and 50% restricted stock vesting ratably over four years. Upon the occurrence of an initial public offering, Mr. Schrenk was entitled to certain additional benefits including a $500,000 one-time grant of 50% time-vested stock options and 50% restricted stock vesting ratably over 4 years at the closing of such offering. Mr. Schrenk’s agreement also includes a 12 month non-competition and non-solicitation provision.
If Mr. Schrenk’s employment is terminated other than for cause or good reason, he will be entitled to 12 months base salary plus a pro-rata bonus for the year of termination, based on actual performance plus accrued and unpaid benefits and health insurance continuation for the severance period. In the event of a change of control, if Mr. Schrenk is terminated other than for cause or by Mr. Schrenk with good reason within 12 months of such change of control, he will be entitled to 100% of his base salary and his target annual bonus, as well as a lump sum payment of the costs that would be incurred by him for continued health insurance coverage during the severance period and vesting of any unvested time-based equity awards.
2021 Proxy Statement	27

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements, we describe below transactions to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and NEOs are described elsewhere in this proxy statement.
The following persons and entities that participated in the transactions listed in this section were “related persons” (as defined below) at the time of the transaction:
Earnout Agreement
On March 15, 2019 (the “Closing Date”), in connection with the closing of the Business Combination, Harry E. Sloan, Jeff Sagansky and Eli Baker (together, the “Founder Group”) and we entered into an earnout agreement (the “Earnout Agreement”), pursuant to which, on the Closing Date, 5,015,898 Founder Shares were placed in escrow (the “Founder Restricted Shares”), to be released at any time during the period of three years following the Closing Date upon the occurrence of the following triggering events: (i) fifty percent (50%) of the Founder Restricted Shares will be released to the Founder Group if the closing price of the shares of Target Hospitality’s common stock as reported on Nasdaq exceeds $12.50 per share for twenty (20) of any thirty (30) consecutive trading days and (ii) the remaining fifty percent (50%) of the Restricted Shares will be released to the Founder Group if the closing price of the shares of Target Hospitality’s common stock as reported on Nasdaq exceeds $15.00 per share for twenty (20) of any thirty (30) consecutive trading days, in each case subject to certain notice mechanics.
The Earnout Agreement is subject to termination upon: (i) mutual written consent of the parties or (ii) the earlier of the expiration of the time periods set forth therein and the depletion of all of the Founder Restricted Shares from the escrow account.
Escrow Agreement
On the Closing Date, pursuant to the terms and conditions of the Earnout Agreement described above, Target Hospitality, the Founder Group and Continental Stock Transfer & Trust Company, as escrow agent, entered into an escrow agreement (the “Escrow Agreement”) that provides for, among other things, holding the Founder Restricted Shares in an escrow account until such time as the Founder Restricted Shares are to be released by the escrow agent to the Founder Group upon the occurrence of certain triggering events as described above and as more specifically set forth in the Earnout Agreement. All voting rights and other shareholder rights with respect to the Founder Restricted Shares shall be suspended until such Restricted Shares are released from the escrow account.
The Escrow Agreement will terminate on the earlier of the termination of the Earnout Agreement and five calendar days after all of the Founder Restricted Shares have been released.
Amended and Restated Registration Rights Agreement
On the Closing Date, in connection with the closing of the Business Combination, Target Hospitality, Arrow, Algeco Investments, and certain other parties named on the signature pages thereto, entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”), that amends and restates that certain registration rights agreement, dated January 11, 2018 by and among Platinum Eagle and certain of its initial investors and provides such initial investors, Arrow and Algeco Investments with certain demand, shelf and piggyback registration rights covering all shares of Target Hospitality common stock and warrants to purchase shares of Target Hospitality common stock owned by each holder, until such shares or warrants, as applicable, cease to be “Registrable Securities” as defined in the Registration Rights Agreement. The Registration Rights Agreement provides each of Arrow Seller, the Algeco Seller and certain of the initial investors (the “Initiating Holders”) the right to request an unlimited number of demands at any time following the Closing Date and customary shelf registration rights, subject to certain conditions. In addition, the agreement grants each of Arrow, Algeco Investments and the Initiating Holders (as defined in the Registration Rights Agreement) piggyback
28	2021 Proxy Statement

registration rights with respect to registration statements filed subsequent to the Closing Date. Except for certain permitted transfers, none of Arrow, Algeco Investments or any of their permitted transferees shall transfer any “Registrable Securities” beneficially owned by such holders until such date that is 180 days from the Closing Date. In addition, except for the Restricted Shares held in escrow, as described above, all “Registrable Securities” held by the Founder Group may not be transferred until the earlier of  (1) such date that is one year from the Closing Date and (2) such date in which the common stock of Target Hospitality as reported on Nasdaq exceeds $12.00 per share for at least twenty (20) out of thirty (30) trading days commencing not earlier than 150 days following the Closing Date. The company is responsible for all Registration Expenses (as defined in the Registration Rights Agreement) in connection with any demand, shelf or piggyback registration by any of the Initiating Holders. The registration rights under the Registration Rights Agreement are subject to customary lock-up provisions.
Advisor Agreement
Prior to the closing of the Business Combination, Mr. Diarmuid Cummins (the “Advisor”) provided certain consulting and advisory services (the “Services”) to Algeco US Holdings LLC, a Delaware limited liability company, and certain of its affiliated entities (collectively, “Algeco”). The Advisor was compensated for these Services by Algeco. Following the closing of the Business Combination, the Advisor continued to provide these Services to Algeco and to the company and is serving as an observer on the Board of the company. The Advisor is currently compensated for these services by Chard Camp Catering Services Ltd. (“Chard”), a wholly-owned subsidiary of the company. In June 2019, Chard and Algeco Global S.à r.l. (“Algeco Global” and, collectively with its subsidiaries, the “Algeco Group”) entered into a reimbursement agreement, as amended in July 2019, (the “Reimbursement Agreement”), pursuant to which Algeco Global agreed to reimburse Chard for 100% of the total compensation paid by it to the Advisor, from and after January 1, 2019, with such amounts to be paid monthly. The current term of the Reimbursement Agreement runs through December 31, 2020. Discussions regarding the renewal of the Reimbursement Agreement are underway as of the date of this proxy statement. The company and Algeco Global are each majority owned by TDR Capital.
Algeco Group Directorships
Messrs. Robertson and Lindsay serve as directors on our Board. Each of Messrs. Robertson and Lindsay hold director and/or manager positions on the boards of directors or boards of managers, as applicable, of certain Algeco Group companies, of which TDR Capital holds a direct or indirect controlling interest.
Review, Approval or Ratification of Transactions with Related Persons
Our Board adopted a written statement of policy for the evaluation of and the approval, disapproval and monitoring of transactions involving us and “Related Persons.” For the purposes of the policy, a “Related Person” is (i) any director or executive officer, and any individual who was a director or executive officer at any time since the beginning of the last fiscal year; (ii) any nominee for election as a director of the company; (iii) any individual or entity known to the company to be the beneficial owner of more than five percent (5%) of any class of the company’s voting securities; and (iv) any immediate family member of an individual identified in clauses (i) through (iii) above.
Our related person transactions policy requires that all related person transactions shall be consummated or continued only if the Audit Committee shall approve or ratify such transaction as in, or not inconsistent with, the best interests of the company and its stockholders. In reviewing any such related person transaction, the Audit Committee will consider all of the material facts of such transaction, including consideration of the following factors to the extent relevant:
•
a general description of the transaction, including the material terms and conditions;

•
the basis on which such individual or entity is a Related Person;

•
the Related Person’s interest in the transaction, including the Related Person’s position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction;

•
the approximate dollar value of the transaction, and the approximate dollar value of the Related Person’s interest in the transaction without regard to amount of profit or loss;

•
in the case of  (i) a lease or other transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments expected to be made, or (ii) indebtedness, the aggregate amount of principal to be outstanding and the rate or amount of interest to be payable on such indebtedness;

•
any other material information regarding the transaction or the Related Person’s interest in the transaction.

2021 Proxy Statement	29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
Beneficial Ownership
The following table sets forth information regarding the beneficial ownership of our common stock as of March 22, 2021 by each person who is the beneficial owner of more than 5% of our common shares; each of our executive officers and directors; and all of our executive officers and directors as a group. The beneficial ownership of our common stock is based on 101,236,253 shares of common stock issued and outstanding as of March 22, 2021.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all common shares beneficially owned by them. To our knowledge, no common shares beneficially owned by any executive officer, director or director nominee have been pledged as security.
Name and Address of Beneficial Owner	Number of Shares	%
Current Directors and Executive Officers(1)
James B. Archer(2)	1,363,989	1.3%
Eric T. Kalamaras	241,083	*
Troy C. Schrenk(3)	120,749	*
Heidi D. Lewis(4)	53,828	*
Jason P. Vlacich(5)	52,982	*
Stephen Robertson(6)	65,159,849	64.4%
Eli Baker(7)	1,854,736	1.8%
Martin L. Jimmerson(8)	81,979	*
Gary Lindsay	35,935	*
Jeff Sagansky(9)	7,315,004	7.2%
Andrew P. Studdert(10)	187,632	*
Joy Berry(11)	59,642	*
All Directors and Executive Officers as a Group (12 Individuals)	76,527,408	75.7%
Five Percent Holders
Arrow(12)	49,355,984	48.8%
Algeco Investments(13)	15,628,865	15.4%

*
Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options or warrants that are currently exercisable or exercisable within 60 days. Unless otherwise noted, the business address of each of the stockholders listed is 2170 Buckthorne Place, Suite 440, The Woodlands, Texas 77380.

(2)
Includes (i) 11,542 shares of common stock that Mr. Archer will have the right to receive within 60 days of the record date through the vesting of restricted stock units and (ii) 37,425 shares of common stock that Mr. Archer will have the right to acquire within 60 days of the record date through the vesting and exercise of stock options.

(3)
Includes (i) 8,080 shares of common stock that Mr. Schrenk will have the right to receive within 60 days of the record date through the vesting of restricted stock units and (ii) 26,198 shares of common stock that Mr. Schrenk will have the right to acquire within 60 days of the record date through the vesting and exercise of stock options.

(4)
Includes (i) 2,309 shares of common stock that Ms. Lewis will have the right to receive within 60 days of the record date through the vesting of restricted stock units and (ii) 7,485 shares of common stock that Ms. Lewis will have the right to acquire within 60 days of the record date through the vesting and exercise of stock options.

(5)
Includes (i) 2,309 shares of common stock that Mr. Vlacich will have the right to receive within 60 days of the record date through the vesting of restricted stock units and (ii) 7,485 shares of common stock that Mr. Vlacich will have the right to acquire within 60 days of the record date through the vesting and exercise of stock options.

(6)
TDR Capital is manager of the investment fund which is the ultimate beneficial owner of Arrow and Algeco Investments. See Notes (12) and (13) below. TDR Capital is run by its board and investment committee which consists of the partners of the firm. As

30	2021 Proxy Statement

one of the founding partners of TDR Capital, Mr. Robertson may be deemed to beneficially own the securities held by the Arrow and Algeco Investments through his ability to either vote or direct the vote of the securities or dispose or direct the disposition of the securities, either through his role at TDR Capital, contract, understanding or otherwise. Mr. Robertson disclaims beneficial ownership of such securities, if any, except to the extent of his pecuniary interest in the funds owned or managed by TDR Capital. The reported number also includes 175,000 shares of common stock held directly by Mr. Robertson.
(7)
Includes (i) 56,180 shares of common stock that Mr. Baker will have the right to receive within 60 days of the record date through the vesting of restricted stock units, (ii) 466,667 shares of common stock issuable upon exercise of warrants held by Mr. Baker and (iii) 501,590 shares of common stock which were placed in escrow at the closing of the Business Combination and will be released to the Founder Group in accordance with the terms of the Earnout Agreement and the Escrow Agreement. While such shares are held in escrow Mr. Baker will not have the ability to transfer or vote such shares.

(8)
Includes 56,180 shares of common stock that Mr. Jimmerson will have the right to receive within 60 days of the record date through the vesting of restricted stock units

(9)
Includes (i) 56,180 shares of common stock that Mr. Sagansky will have the right to receive within 60 days of the record date through the vesting of restricted stock units, (ii) 1,866,666 shares of common stock issuable upon exercise of warrants held by Mr. Sagansky and (iii) 2,006,359 shares of common stock which were placed in escrow at the closing of the Business Combination and will be released to the Founder Group in accordance with the terms of the Earnout Agreement and the Escrow Agreement. While such shares are held in escrow Mr. Sagansky will not have the ability to transfer or vote such shares.

(10)
Includes 56,180 shares of common stock that Mr. Studdert will have the right to receive within 60 days of the record date through the vesting of restricted stock units.

(11)
Includes 56,180 shares of common stock that Ms. Berry will have the right to receive within 60 days of the record date through the vesting of restricted stock units.

(12)
TDR Capital is manager of the investment fund which is the ultimate beneficial owner of Arrow. TDR Capital controls all of Arrow’s voting rights in respect of its investments and no one else has equivalent control over the investments. The investors in Arrow are passive investors (as they are limited partners) and no investor directly or indirectly beneficially owns 20% or more of the shares or voting rights through their investment in Arrow. TDR Capital is run by its board and investment committee which consists of the partners of the firm. See Note (6). The reported number includes 196,629 shares of common stock common stock that Arrow will have the right to receive within 60 days of the record date through the vesting of restricted stock units, which were issued to Messrs. Robertson and Lindsay as part of our annual non-executive director compensation program and subsequently transferred to Arrow in accordance with the internal policies of TDR Capital.

(13)
TDR Capital is manager of the investment fund which is the ultimate beneficial owner of Algeco Investments and is the controlling shareholder of the group of entities forming the direct and indirect ownership chain from Algeco Investments to the investment fund of which TDR Capital is the manager. TDR Capital controls the majority of Algeco Investments’ voting rights in respect of its investment and no one else has equivalent control over the investments. TDR Capital is run by its board and investment committee which consists of the partners of the firm. See Note (6).

2021 Proxy Statement	31

MATTERS RAISED AT THE 2021 ANNUAL MEETING NOT
INCLUDED IN THIS PROXY STATEMENT
We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.
STOCKHOLDER PROPOSALS AND DIRECTOR
NOMINATIONS FOR THE 2022 ANNUAL MEETING
For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Generally, such proposals are due 120 days before the anniversary of the date we release our proxy materials for the prior year, which was April 7, 2021. Therefore, we have determined that Rule 14a-8 stockholder proposals must be received by the company at its office at 2170 Buckthorne Place, Suite 440, The Woodlands, Texas 77380, no later than December 8, 2021.
In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is greater than 30 days before, or greater than 60 days after such anniversary date, notice by the stockholders to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of  (i) the 90th day prior to such annual meeting and, (ii) if the first public announcement of the date of such meeting is fewer than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the company. Currently, we expect our 2022 Annual Meeting to be no greater than 30 days before and no greater than 60 days after the anniversary date of the 2021 Annual Meeting. Accordingly, for our 2022 Annual Meeting, assuming that we do not issue a public announcement changing the date of the meeting, notice of a nomination or proposal must be delivered to us no later than February 17, 2022 and no earlier than January 18, 2022. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures, or the procedures set forth in the bylaws.
ACCESS TO ANNUAL REPORT ON FORM 10-K
The 2020 annual report to stockholders, including financial statements, was delivered or made available with this proxy statement. On written request, we will provide, without charge to each record or beneficial holder of our common stock as of March 22, 2021, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC, including the financial statements, schedules and a list of exhibits thereto. Written requests should be directed to our executive office located at 2170 Buckthorne Place, Suite 440, The Woodlands, Texas 77380.
32	2021 Proxy Statement

INFORMATION ABOUT THE VIRTUAL ANNUAL MEETING AND VOTING
Why am I receiving these proxy materials?
You are invited to attend the Virtual Annual Meeting via live webcast and are entitled to vote on the items of business described in this proxy statement because you are a stockholder of our company as of the record date. The proxy materials include the notice of Annual Meeting, this proxy statement for the Annual Meeting and our annual report, which includes our Form 10-K. If you received a paper copy of these materials by mail or email, the proxy materials also include a proxy card or voting instruction card for the Annual Meeting.
When and where will the company hold the Virtual Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast on May 18, 2021. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the record date or if you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/THCORP2021. You will also be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the control number included with these proxy materials.
The meeting webcast will begin promptly at 10:00 a.m., Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Central Time, and you should allow ample time for the check-in procedures.
Why a virtual meeting?
We are pleased to offer our stockholders a completely virtual Annual Meeting, which provides worldwide access, improved communication and cost savings for our stockholders and Target Hospitality. Additionally, given the continued concerns around COVID-19, the virtual meeting format allows us to continue to proceed with the meeting while mitigating the health and safety risks to participants.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/THCORP2021. You also will be able to vote your shares electronically at the Annual Meeting.
What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
What is the “Notice and Access” model and why did the company elect to use it?
We are making the proxy materials available to stockholders on the Internet under the SEC’s Notice and Access model. On or about April 7, 2021, we will mail to our stockholders (other than those who have requested email or paper delivery) a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) in lieu of mailing a full printed set of the proxy materials. Accordingly, our proxy materials are first being made available to our stockholders on our website, https://investors.targethospitality.com, on or about April 7, 2021. The Notice of Internet Availability includes instructions for accessing the proxy materials and voting by telephone or on the Internet. The Notice of Internet Availability also contains instructions for requesting to receive paper copies of our proxy materials in the mail or electronic copies of our proxy materials by email on a one-time or ongoing basis free of charge.
We believe the electronic method of delivery under the Notice of Internet Availability model will decrease postage and printing expenses, expedite delivery of proxy materials to you and reduce our environmental impact, and we encourage you to take advantage of the availability of the proxy materials on the Internet. If you received the Notice
2021 Proxy Statement	33

of Internet Availability but would like to receive a full printed set of the proxy materials in the mail, you may follow the instructions in the Notice of Internet Availability for requesting such materials.
Who may vote at the Annual Meeting?
As of the record date, March 22, 2021, there were 101,236,253 shares of our common stock issued and outstanding. You may vote all of the shares of our common stock that you own at the close of business on the record date. You may cast one vote for each share that you own. We do not have cumulative voting rights for the election of directors.
What is a quorum?
A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of our shares of common stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, no business may be conducted at the Annual Meeting, in which case the Annual Meeting may be adjourned, without a vote of stockholders by the chairman of the Annual Meeting, until such time as a quorum is present.
Proxies received and marked as abstentions from voting on a proposal, and broker non-votes are counted for determining whether a quorum is present. A “broker non-vote” results when a trust, broker, bank, or other nominee or fiduciary that holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have the discretionary authority to vote on a matter. If a properly executed proxy has not been returned, the holder is not present for quorum purposes.
What am I voting on, how many votes are required to elect directors and approve the other proposals, and how does the Board recommend that I vote?
Proposal No. 1: Elect as directors the three nominees named in the proxy statement
As there are three nominees for the three seats up for election, each nominee will be elected as a director if he receives the affirmative vote, a plurality of the total votes cast “FOR” with respect to his election as a director at the Annual Meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “WITHHELD” with respect to a director’s election and will have no effect on the election of directors.

The Board recommends a vote FOR the election of each nominee as a director.
Proposal No. 2: Ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2021
Ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2021 requires a majority of the votes cast on the proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions will not count as votes cast either “FOR” or “AGAINST” Proposal No. 2 and will have no effect on the results of the vote on this proposal.

The Board recommends a vote FOR the ratification of EY’s appointment.
How many votes do I have?
You have one vote on each proposal for each share of common stock that you owned as of the record date, March 22, 2021.
34	2021 Proxy Statement

How do I vote my shares?
Stockholders of Record
If you are a stockholder of record (i.e., you hold your shares in certificate form or through an account with our transfer agent, Continental Stock Transfer & Trust Company), then you can attend the Annual Meeting via live webcast, complete a ballot and submit it. You may also vote by completing, signing and dating the proxy card that you received from us, and returning it in the accompanying pre-addressed envelope. IF YOU VOTE BY MAIL, YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING DATE.
Beneficial Owners
If you are a beneficial owner of shares registered in the name of your brokerage firm, bank or other agent, then you should receive a notice containing voting instructions from that organization rather than our company. Simply follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form. See “How do I attend the Annual Meeting in person?” below for more information on how to attend the annual meeting.
Even if you plan to attend the Annual Meeting via webcast, please authorize a proxy to vote your shares right away, by following the instructions on the proxy card that you received from us or the voting instruction card that you received from your broker, bank or other agent. By voting by proxy, you will be directing the persons designated as proxy holders as your proxies to vote your shares at the Annual Meeting in accordance with your instructions.
Will my shares be voted if I do not complete, sign, date and return my proxy card or voting instruction card, or vote by some other method?
If you are a registered “record” stockholder and you do not vote your shares by completing, signing, dating and returning a proxy card, your shares will not be voted unless you attend the Annual Meeting via webcast and vote in person. In addition, if you sign, date and return a proxy card, but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s recommendations and in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting.
If your shares are held in a brokerage account or by a bank or other agent, you are considered the “beneficial owner” of shares held in “street name” and the proxy materials were forwarded to you by that organization. In order to vote your shares, you must follow the voting instructions provided to you by that organization. Brokerage firms, banks and other agents are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct the record holder how to vote and you are also invited to attend the Annual Meeting via webcast. We encourage you to provide instructions to your brokerage firm, bank or other agent on how to vote your shares. Because a beneficial owner is not the record stockholder, you may not vote the shares at the Annual Meeting via webcast unless you obtain a legal proxy from the record holder giving you the right to vote the shares at the meeting.
Even if you do not provide voting instructions on your voting instruction card, your shares may be voted if you hold shares through an account with a brokerage firm, bank or other agent. Brokerage firms have the authority under Nasdaq rules to vote shares for which their customers do not provide voting instructions on certain routine matters. Proposal No. 2, to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2021, is considered a routine matter for which brokers, banks and other agents may vote in the absence of specific instructions.
When a proposal is not considered routine and the broker, bank or other agent has not received voting instructions from the beneficial owner of the shares with respect to such proposal, such firm cannot vote the shares on that proposal. All proposals, other than Proposal No. 2, are non-routine proposals. Votes that cannot be cast by a broker, bank or other agent on non-routine matters are known as “broker non-votes.”
2021 Proxy Statement	35

How can I revoke my proxy and change my vote prior to the Annual Meeting?
You may revoke your proxy or change your vote at any time prior to the vote taken at the Annual Meeting.
Stockholders of Record
You may revoke your proxy by (i) notifying our Corporate Secretary, at our office at 2170 Buckthorne Place, Suite 440, The Woodlands, Texas 77380, in writing that you wish to revoke your proxy; (ii) submitting a proxy dated later than your original proxy; or (iii) attending the Annual Meeting via webcast and voting by ballot. Attending the Annual Meeting via webcast will not by itself revoke a proxy; you must submit a ballot and vote your shares at the Annual Meeting.
Beneficial Owners
For shares you hold beneficially or in street name, you may change your vote by following the specific voting instructions provided to you by the record holder to change or revoke any instructions you have already provided, or, if you obtained a legal proxy from your brokerage firm, bank or other agent giving you the right to vote your shares, by attending the Annual Meeting and voting in person.
Who pays the costs of the proxy solicitation?
We will pay the cost of soliciting proxies. Beyond these proxy materials, our directors and employees may solicit proxies in person, by telephone or by electronic communication. Directors and employees will not receive any additional compensation for soliciting proxies. We have engaged Morrow Sodali LLC (“Morrow”) to assist in the solicitation of proxies for the Annual Meeting, and we expect that Morrow’s fee will be $6,500, plus reimbursement of disbursements. Morrow’s address is 470 West Avenue, Stamford, CT 06902. Stockholders can reach Morrow at (800) 662-5200. Banks and brokers may call collect at (203) 658-9400. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I received more than one proxy card or voting instruction card?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with our transfer agent and/or brokerage firm, bank or other agent, or you may hold shares in different ways or in multiple names (such as through joint tenancy, trusts and custodial accounts). Please vote all of your shares.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be provided in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.
What is “householding” and how does it work?
Under the rules adopted by the SEC, we may deliver a single Notice to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, aseparate copy of the Notice, as requested, to any stockholder at the shared address to which a single copy of the Notice was delivered. If you prefer to receive separate copies of the Notice, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future Notices for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to our executive office located at 2170 Buckthorne Place, Suite 440, The Woodlands, Texas 77380.
36	2021 Proxy Statement

TARGET HOSPITALITY CORP.
TARGET LODGING
2170 BUCKTHORNE PLACE, SUITE 440
THE WOODLANDS, TX 77380-1775

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/THCORP2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Stephen Robertson 02) James B. Archer 03) Joy Berry

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000493893_1 R1.0.0.171

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com .

TARGET HOSPITALITY CORP.
Annual Meeting of Stockholders
May 18, 2021 10:00 AM Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Heidi D. Lewis, Eric Kalamaras and James B. Archer, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TARGET HOSPITALITY CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Central Time on May 18, 2021, at www.virtualshareholdermeeting.com/THCORP2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000493893_2 R1.0.0.171

Continued and to be signed on reverse side